Exhibit 99.1

News Release

International Paper Reports Second Quarter Earnings

Temple-Inland Acquisition Meaningfully Accretive

Integration Well Ahead of Plan

MEMPHIS, Tenn. – July 26, 2012 – International Paper (NYSE: IP) today reported second-quarter 2012 net earnings attributable to common shareholders totaling $134 million ($0.31 per share) compared with net earnings of $188 million ($0.43 per share) in the first quarter of 2012 and $219 million ($0.51 per share) in the second quarter of 2011. Amounts in all periods include the impact of special items.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Second Quarter 2012	First Quarter 2012	Second Quarter 2011
Net Earnings	$0.31	$0.43	$0.51
Less - Discontinued Operations (Gain)	(0.04)	(0.01)	—

Earnings from Continuing Operations	$0.27	$0.42	$0.51
Add Back - Net Special Items Expense	0.19	0.15	0.28

Earnings from Continuing Operations and Before Special Items	$0.46	$0.57	$0.79

Earnings from continuing operations and before special items in the second quarter of 2012 totaled $203 million ($0.46 per share), compared with $247 million ($0.57 per share) in the first quarter of 2012 and $338 million ($0.79 per share) in the second quarter of 2011. Earnings from continuing operations and before special items were impacted by seasonally peak maintenance outage expenses and an unfavorable non-cash foreign exchange swing at our Ilim joint venture in Russia. Partially offsetting these items were Temple-Inland integration benefits and synergies tracking ahead of plan as well as modest improvements in costs and pricing.

Quarterly net sales were $7.1 billion compared with $6.7 billion in the first quarter of 2012 and $6.6 billion in the second quarter of 2011.

Operating profits were $426 million in the second quarter of 2012, down from $462 million in the first quarter of 2012, both of which included special items.

“I’m very encouraged by the speed of the integration efforts related to the Temple-Inland acquisition, as well as the successful start-up of our Franklin, Virginia fluff pulp facility,” said John Faraci, Chairman and Chief Executive Officer. “Despite continued slow growth in North America, uneven global demand and currency headwinds primarily at our Ilim joint venture, we managed to turn in a solid quarter. Looking forward to the third quarter, our strong balanced portfolio is positioned to perform well in this environment.”

SEGMENT INFORMATION

To measure the performance of the company’s business segments from quarter to quarter without variations caused by special items, management focuses on business segment operating profits excluding those items. Second quarter 2012 segment operating profits and business trends, excluding special items, compared with the prior quarter are as follows:

Industrial Packaging operating profit was $367 million ($260 million including special items) compared with an operating profit of $278 million ($215 million including special items) in the first quarter of 2012. Strong results were driven by full quarter Temple-Inland base earnings and incremental synergies, seasonal volume and mix improvements, excellent operations and the pass through of export price increases.

Printing Papers operating profit was $106 million ($104 million including special items) compared with an operating profit of $145 million ($146 million including special items) in the first quarter of 2012. Significantly higher planned maintenance outages in the quarter were partially offset by successful price increases in Brazil and Russia as well as improved price realizations on U.S. exports.

Consumer Packaging operating profit was $63 million ($57 million including special items) compared with an operating profit of $96 million ($103 million including special items) in the first quarter of 2012. The quarter was impacted by higher costs largely attributable to higher annual maintenance expenses and continued soft business conditions. The Foodservice business had a strong quarter, driven by seasonality and continued growth in new product lines.

xpedx the company’s North American distribution business, reported operating earnings of $17 million ($5 million including special items) compared with $19 million (a loss of $2 million including special items) in the first quarter of 2012.

International Paper recorded Ilim Joint Venture equity losses, net of taxes of $25 million in the second quarter of 2012 compared to equity earnings, net of taxes of $40 million in the first quarter of 2012. Results were impacted by after-tax foreign exchange losses of $41 million in the current quarter after realizing an after-tax gain of $30 million in the first quarter, both due to non-cash adjustments associated with the Ilim Group joint venture’s U.S. dollar denominated debt. Pulp pricing recovered briefly in the second quarter of 2012 before receding again as the quarter ended, resulting in modestly better average realizations quarter over quarter.

Net corporate expenses for the 2012 second quarter totaled $45 million, compared with $69 million in the first quarter of 2012 and $36 million in the second quarter of 2011. The decrease compared with the first quarter of 2012 primarily reflects a year-to-date adjustment in the allocation of corporate expenses to the business segments.

EFFECTIVE TAX RATE

The effective tax rate before special items for the second quarter of 2012 was 32 percent, compared with an effective tax rate before special items of 32 percent in the first quarter of 2012.

EFFECTS OF SPECIAL ITEMS

Special items in the second quarter of 2012 included pre-tax charges of $21 million ($13 million after taxes) for restructuring and other charges, a pre-tax charge of $62 million ($38 million after taxes) to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, pre-tax charges of $35 million ($22 million after taxes) for integration costs related to the Temple-Inland acquisition, pre-tax charges of $9 million ($5 million after taxes) for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, and pre-tax charges of $9 million ($7 million after taxes) for other items. Restructuring and other charges included pre-tax charges of $10 million ($6 million after taxes) for debt extinguishment costs, pre-tax charges of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and charges of $1 million (before and after taxes) for other items.

Special items in the first quarter of 2012 included pre-tax charges of $34 million ($23 million after taxes) for restructuring and other charges, a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value, pre-tax charges of $43 million ($33 million after taxes) for integration costs related to the Temple-Inland acquisition and a net pre-tax gain of $5 million ($4 after taxes) for other items. Restructuring and other charges included pre-tax charges of $16 million ($10 million after taxes) for debt extinguishment costs, pre-tax charges of $19 million ($14 million after taxes) for costs associated with the restructuring of our xpedx operations and a gain of $1 million (before and after taxes) for other items.

Special items in the second quarter of 2011 included a pre-tax gain of $10 million ($7 million after taxes) for restructuring and other charges, a pre-tax charge of $129 million ($104 million after taxes) for a fixed asset impairment of the North American Shorewood business, a $27 million pre-tax charge ($17 million after taxes) for an environmental reserve and a $5 million tax expense related to state tax legislative changes and audit settlements. Restructuring and other charges included a pre-tax gain of $21 million ($13 million after taxes) related to the reversal of an environmental reserve, pre-tax charges of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and pre-tax charges of $1 million ($0 million after taxes) for other items.

Discontinued Operations

Discontinued Operations in both the second and first quarters of 2012 included the operating earnings of Temple-Inland’s Building Products business.

EARNINGS WEBCAST

The company will host a webcast to discuss earnings and current market conditions at 9 a.m. EDT (8 a.m. CDT). All interested parties are invited to listen to the webcast via the company’s Internet site at www.internationalpaper.com by clicking on the Investors tab and going to the Webcasts and Presentations page. A replay of the webcast will also be on the internet site beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper Second Quarter Earnings Call. The conference ID number is 94864556. Participants should call in no later than 8:45 a.m. EDT (7:45 a.m. CDT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 404-537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter 94864556.

About International Paper

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs approximately 70,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2011 were $26 billion. Temple-Inland Inc., which was acquired in February 2012, had 2011 net sales of $4 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture; (vi) the failure to realize synergies and cost savings from the Temple-Inland transaction or delay in realization thereof; and (vii) our ability to achieve the benefits we expect from all other strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Glenn Landau, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended				Three Months Ended		Six Months Ended
	June 30,				March 31,		June 30,
	2012		2011		2012		2012		2011
Net Sales	$7,077		$6,648		$6,655		$13,732		$13,035

Costs and Expenses
Cost of products sold	5,270	(a)	4,880	(e)	4,984	(h)	10,254	(l)	9,505	(e)
Selling and administrative expenses	474	(b)	484		513	(i)	987	(m)	969
Depreciation, amortization and cost of timber harvested	366		336		362		728		676
Distribution expenses	448		361		347		795		701
Taxes other than payroll and income taxes	44		38		41		85		78
Restructuring and other charges	21	(c)	(10	) (f)	34	(j)	55	(n)	35	(p)
Net (gains) losses on sales and impairments of businesses	78	(d)	129	(g)	(7	) (k)	71	(o)	137	(q)
Interest expense, net	172		137		168		340		273

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	204	(a-d)	293		213	(h-k)	417	(l-o)	661	(e,p,q)
Income tax (benefit) provision	57		118		70		127		241
Equity earnings (loss), net of taxes	(26)		52		44		18		117	(r)

Earnings From Continuing Operations	121	(a-d)	227	(e-g)	187	(h-k)	308	(l-o)	537	(e,p-r)
Discontinued operations, net of taxes	16		—		5		21		49

Net Earnings	$137	(a-d)	$227	(e-g)	$192	(h-k)	$329	(l-o)	$586	(e,p-r)
Less: Net earnings (loss) attributable to noncontrolling interests	3		8		4		7		13

Net Earnings Attributable to International Paper Company	$134	(a-d)	$219	(e-g)	$188	(h-k)	$322	(l-o)	$573	(e,p-r)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.27	(a-d)	$0.51	(e-g)	$0.42	(h-k)	$0.69	(l-o)	$1.22	(e,p-r)
Discontinued operations	0.04		—		0.01		0.05		0.11

Net earnings	$0.31	(a-d)	$0.51	(e-g)	$0.43	(h-k)	$0.74	(l-o)	$1.33	(e,p-r)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.27	(a-d)	$0.51	(e-g)	$0.42	(h-k)	$0.68	(l-o)	$1.21	(e,p-r)
Discontinued operations	0.04		—		0.01		0.05		0.11

Net earnings	$0.31	(a-d)	$0.51	(e-g)	$0.43	(h-k)	$0.73	(l-o)	$1.32	(e,p-r)

Average Shares of Common Stock Outstanding - Diluted	438.2		430.5		438.6		439.3		433.4

Cash Dividends Per Common Share	$0.2625		$0.2625		$0.2625		$0.5250		$0.4500

Amounts Attributable to International Paper Common Shareholders
Earnings from continuing operations, net of tax	$118	(a-d)	$219	(e-g)	$183	(h-k)	$301	(l-o)	$524	(e,p-r)
Discontinued operations, net of tax	16		—		5		21		49

Net Earnings	$134	(a-d)	$219	(e-g)	$188	(h-k)	$322	(l-o)	$573	(e,p-r)

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a charge of $2 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(b)	Includes a pre-tax charge of $35 million ($22 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(c)	Includes a pre-tax charge of $10 million ($6 million after taxes) for debt extinguishment costs, a pre-tax charge of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and charges of $1 million (before and after taxes) for other items.
(d)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $9 million ($5 million after taxes) for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, a pre-tax charge of $6 million ($4 million after taxes) for an adjustment related to the sale of Shorewood, and pre-tax charges of $1 million (before and after taxes) for other items.
(e)	Includes a pre-tax charge of $27 million ($17 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota.
(f)	Includes a pre-tax gain of $21 million ($13 million after taxes) related to the reversal of environmental reserves due to a change in estimate caused by the announced repurposing of a portion of the Franklin mill to produce fluff pulp, a pre-tax charge of $10 million ($6 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, and a pre-tax charge of $1 million ($0 million after taxes) for other items.
(g)	Includes a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of the North American Shorewood business.
(h)	Includes a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value and a charge of $2 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(i)	Includes a pre-tax charge of $43 million ($33 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(j)	Includes a pre-tax charge of $19 million ($14 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, a pre-tax charge of $16 million ($10 million after taxes) for early debt extinguishment costs, and a gain of $1 million (before and after taxes) for other items.
(k)	Includes a pre-tax gain of $7 million ($6 million after taxes) for adjustments related to the sale of the Shorewood business.
(l)	Includes a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value and a charge of $4 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(m)	Includes a pre-tax charge of $78 million ($55 million after taxes) for integration costs associated with the acquisition of Temple Inland.
(n)	Includes a pre-tax charge of $26 million ($16 million after taxes) for debt extinguishment costs, and a pre-tax charge of $29 million ($20 million after taxes) for costs associated with the restructuring of our xpedx operations.
(o)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $9 million ($5 million after taxes) for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, a pre-tax gain of $1 million ($2 million after taxes) for adjustments related to the sale of the Shorewood business and charges of $1 million (before and after taxes) for other items.
(p)	Includes a pre-tax gain of $21 million ($13 million after taxes) related to the reversal of environmental reserves due to a change in estimate caused by the announced repurposing of a portion of the Franklin mill, a pre-tax charge of $32 million ($19 million after taxes) for early debt extinguishment costs, a pre-tax charge of $17 million ($10 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, and pre-tax charges of $7 million ($5 million after taxes) for other items.
(q)	Includes a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of the North American Shorewood business and a charge of $8 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009.
(r)	Includes a gain of $7 million (before and after taxes) related to a bargain price adjustment on an acquisition by our joint venture in Turkey.

International Paper Company

Reconciliation of Earnings Before Special Items to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31, 2012	Six Months Ended June 30,
	2012	2011		2012	2011
Earnings Before Special Items	$203	$338	$247	$450	$672

Restructuring and other charges	(37)	(10)	(70)	(107)	(38)
Net gains/(losses) on sales/impairments of business	(48)	(104)	6	(42)	(112)
Income tax adjustments	—	(5)	—	—	(5)
Bargain purchase price adjustment recorded in equity earnings	—	—	—	—	7

Earnings from Continuing Operations	118	219	183	301	524
Discontinued operations	16	—	5	21	49

Net Earnings as Reported	$134	$219	$188	$322	$573

	Three Months Ended June 30,		Three Months Ended March 31, 2012	Six Months Ended June 30,
	2012	2011		2012	2011
Diluted Earnings per Common Share
Earnings Per Share Before Special Items	$0.46	$0.79	$0.57	$1.02	$1.55

Restructuring and other charges	(0.08)	(0.03)	(0.16)	(0.24)	(0.09)
Net gains/(losses) on sales/impairments of business	(0.11)	(0.24)	0.01	(0.10)	(0.26)
Income tax adjustments	—	(0.01)	—	—	(0.01)
Bargain purchase price adjustment recorded in equity earnings	—	—	—	—	0.02

Earnings Per Common Share from Continuing Operations	0.27	0.51	0.42	0.68	1.21
Discontinued operations	0.04	—	0.01	0.05	0.11

Diluted Earnings per Common Share as Reported	$0.31	$0.51	$0.43	$0.73	$1.32

Notes:

(1)	The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended June 30,			Three Months Ended March 31, 2012		Six Months Ended June 30,
	2012	2011				2012		2011
Industrial Packaging	$3,450	$2,705		$3,115		$6,565		$5,260
Printing Papers	1,510	1,585		1,560		3,070		3,115
Consumer Packaging	780	945		810		1,590		1,850
Distribution	1,500	1,655		1,475		2,975		3,295
Corporate and Inter-segment Sales	(163)	(242)		(305)		(468)		(485)

Net Sales	$7,077	$6,648		$6,655		$13,732		$13,035

Operating Profit by Industry Segment
	Three Months Ended June 30,			Three Months Ended March 31, 2012		Six Months Ended June 30,
	2012	2011				2012		2011
Industrial Packaging	$260 (1)	$269		$215	(1)	$475	(1)	$548	(5)
Printing Papers	104 (2)	243	(6)	146	(2)	250	(2)	444	(6)
Consumer Packaging	57 (3)	(33	) (7)	103	(3)	160	(3)	67	(7)
Distribution	5 (4)	4	(8)	(2	) (4)	3	(4)	9	(8)

Operating Profit	426	483		462		888		1,068

Interest expense, net	(172)	(137)		(168)		(340)		(273)
Noncontrolling interest/equity earnings adjustment (9)	4	9		4		8		7
Corporate items, net	(45)	(36)		(69)		(114)		(80)
Restructuring and other charges	(9)	(26)		(16)		(25)		(61)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$204	$293		$213		$417		$661

Equity Earnings in Ilim Holdings S.A., Net of Taxes	$(25)	$52		$40		$15		$108

(1)	Includes a charge of $62 million for the three months and six months ended June 30, 2012 to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, charges of $35 million and $43 million for the three months ended June 30, 2012 and March 31, 2012, respectively, and $78 million for the six months ended June 30, 2012 for integration costs associated with the Temple-Inland acquisition, charges of $9 million for the three months and six months ended June 30, 2012 for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, a charge of $1 million for the three months and six months ended June 30, 2012 related to the closure of the Etienne mill in France, and a charge of $20 million for the three months ended March 31, 2012 and six months ended June 30, 2012 related to the write-up of the Temple-Inland inventory to fair value.
(2)	Includes a loss of $2 million for the three months ended June 30, 2012, a gain of $1 million for the three months ended March 31, 2012 and a loss of $1 million for the six months ended June 30, 2012 related to the acquisition of the majority interest in Andhra Pradesh Paper Mills Limited.
(3)	Includes a loss of $6 million for the three months ended June 30, 2012, a gain of $ 7 million for the three months ended March 31, 2012 and a gain of $1 million for the six months ended June 30, 2012 for adjustments related to the sale of the Shorewood business.
(4)	Includes charges of $12 million for the three months ended June 30, 2012, $21 milion for the three months ended March 21, 2012 and $33 million for the six months ended June 30, 2012 for costs associated with the restructuring of the Company’s xpedx operation.
(5)	Includes charges of $2 million for the six months ended June 30, 2011 for additional closure costs for the Etienne mill in France, and a gain of $7 million for the six months ended June 30, 2011 for a bargain purchase price adjustment on an acquisition by our joint venture in Turkey.
(6)	Includes a gain of $21 million for the three months and six months ended June 30, 2011 related to the repurposing of the Franklin mill and a charge of $8 million for the six months ended June 30, 2011 for asset impairment costs associated with the Inverurie mill.
(7)	Includes a charge of $129 million for a fixed asset impairment of the North American Shorewood business for the three months and six months ended June 30, 2011 and charges of $2 million and $3 million for the three months and six months ended June 30, 2011, respectively, related to the reorganization of the Shorewood operations.
(8)	Includes charges of $10 million and $17 million for the three months and six months ended June 30, 2011, respectively, associated with the restructuring of the Company’s xpedx operations.
(9)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned.The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended June 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$367	$106	$63	$17	$553
Restructuring and other charges	(35)	(2)	—	(12)	(49)
Net gains (losses) on sales and impairments of businesses	(72)	—	(6)	—	(78)

Operating Profit as Reported	$260	$104	$57	$5	$426

	Three Months Ended June 30, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$269	$222	$98	$14	$603
Restructuring and other charges	—	21	(2)	(10)	9
Net gains (losses) on sales and impairments of businesses	—	—	(129)	—	(129)

Operating Profit as Reported	$269	$243	$(33)	$4	$483

	Three Months Ended March 31, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$278	$145	$96	$19	$538
Restructuring and other charges	(63)	1	—	(21)	(83)
Net gains (losses) on sales and impairments of businesses	—	—	7	—	7

Operating Profit as Reported	$215	$146	$103	$(2)	$462

	Six Months Ended June 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$645	$251	$159	$36	$1,091
Restructuring and other charges	$(98)	$(1)	$—	$(33)	$(132)
Net gains (losses) on sales and impairments of businesses	$(72)	$—	$1	$—	$(71)

Operating Profit as Reported	$475	$250	$160	$3	$888

	Six Months Ended June 30, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$543	$431	$199	$26	$1,199
Restructuring and other charges	(2)	21	(3)	(17)	(1)
Net gains (losses) on sales and impairments of businesses	—	(8)	(129)	—	(137)
Bargain purchase price adjustment recorded in equity earnings	7	—	—	—	7

Operating Profit as Reported	$548	$444	$67	$9	$1,068

(1)	The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	The Company has substantially completed its land sales and earnings for future land sales are expected to be insignificant. Beginning in 2011, Forest Products is no longer reported as a separate industry segment.

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31, 2012	Six Months Ended June 30,
	2012	2011		2012	2011
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (2)	2,795	1,913	2,462	5,257	3,723
Containerboard (2)	828	620	749	1,577	1,175
Recycling	597	609	537	1,134	1,252
Saturated Kraft	45	45	38	83	84
Bleached Kraft	32	25	23	55	48
European Industrial Packaging	260	266	266	526	539
Asian Box	100	116	98	198	219

Industrial Packaging	4,657	3,594	4,173	8,830	7,040

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	637	656	685	1,322	1,318
European & Russian Uncoated Papers	311	306	311	622	618
Brazilian Uncoated Papers	295	270	274	569	543
Indian Uncoated Papers (3)	47	0	79	126	0

Uncoated Papers	1,290	1,232	1,349	2,639	2,479

Market Pulp (4)	356	364	385	741	705

Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	388	411	373	761	820
European Coated Paperboard	88	80	97	185	164
Asian Coated Paperboard	240	258	237	477	480

Consumer Packaging	716	749	707	1,423	1,464

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes Temple-Inland volumes from date of acquisition in February 2012.
(3)	Includes APPM volumes from date of acquisition in October 2011.
(4)	Includes internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	June 30, 2012	December 31, 2011
Assets

Current Assets
Cash and Temporary Investments	$1,228	$3,994
Accounts and Notes Receivable, Net	3,601	3,486
Inventories	2,650	2,320
Deferred Income Tax Assets	498	296
Assets held for sale	1,078	196
Other	226	164

Total Current Assets	9,281	10,456

Plants, Properties and Equipment, Net	13,956	11,817
Forestlands	617	660
Investments	759	657
Financial Assets of Special Purpose Entities	2,475	—
Goodwill	4,230	2,346
Deferred Charges and Other Assets	1,770	1,082

Total Assets	$33,088	$27,018

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$838	$719
Liabilities held for sale	58	43
Accounts Payable and Accrued Liabilities	4,331	3,976

Total Current Liabilities	5,227	4,738

Long-Term Debt	10,478	9,189
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	—
Deferred Income Taxes	3,905	2,497
Pension Benefit Obligation	2,600	2,375
Postretirement and Postemployment Benefit Obligation	487	476
Other Liabilities	1,157	758

Equity
Invested Capital	3,235	3,290
Retained Earnings	3,440	3,355

Total Shareholders’ Equity	6,675	6,645

Noncontrolling interests	419	340

Total Equity	7,094	6,985

Total Liabilities and Equity	$33,088	$27,018

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Six Months Ended June 30,
	2012	2011
Operating Activities
Net earnings	$329	$586
Discontinued operations, net of taxes and noncontrolling interests	(21)	(49)

Earnings from continuing operations	$308	$537
Depreciation, amortization and cost of timber harvested	728	676
Deferred income tax expense (benefit), net	110	2
Restructuring and other charges	55	35
Pension plan contribution	(44)	—
Net losses on sales and impairments of businesses	71	137
Equity (earnings) loss, net	(18)	(117)
Periodic pension expense, net	170	97
Other, net	(16)	82
Changes in current assets and liabilities
Accounts and notes receivable	276	(438)
Inventories	33	(4)
Accounts payable and accrued liabilities	(243)	122
Interest payable	20	(2)
Other	(39)	35

Cash provided by operations - Continuing Operations	1,411	1,162
Cash used for operations - Discontinued Operations	(36)	—

Cash Provided by Operations	1,375	1,162

Investment Activities
Invested in capital projects - continuing operations	(705)	(410)
Acquisitions, net of cash acquired	(3,734)	—
Proceeds from divestitures	5	50
Escrow arrangement	—	(105)
Other	(93)	(87)

Cash used for investment activities - Continuing Operations	(4,527)	(552)
Cash used for investment activities - Discontinued Operations	(53)	—

Cash Used for Investment Activities	(4,580)	(552)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(35)	(30)
Issuance of common stock	21	—
Issuance of debt	1,919	227
Reduction of debt	(1,135)	(311)
Change in book overdrafts	(46)	(15)
Dividends paid	(229)	(197)
Other	(37)	(35)

Cash Provided by (Used for) Financing Activities	458	(361)

Effect of Exchange Rate Changes on Cash	(19)	77

Change in Cash and Temporary Investments	(2,766)	326
Cash and Temporary Investments
Beginning of the period	3,994	2,073

End of the period	$1,228	$2,399